Exhibit 15.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on Form F-3 [FILE NO. 333-274076 and FILE NO. 333-281714] of our report dated July 16, 2024, relating to the financial statements of Tokyo Lifestyle Co., Ltd. (formerly known as “Yoshitsu Co., Ltd.”) and its subsidiaries appearing in this Annual Report on Form 20-F for the year ended March 31, 2026.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

July 10, 2026